                            SCHEDULE 14C INFORMATION
   INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE
                          ACT OF 1934 (AMENDMENT NO. )


Check the appropriate box:


[ ]      Preliminary Information Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                            NATIONWIDE SEPARATE ACCOUNT TRUST
                     (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)       Title of each class of securities to which transaction applies: _______________________

2)       Aggregate number of securities to which transaction applies: __________________________

3)       Per unit price or other underlying value of transaction computed pursuant to Exchange
         Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________________________________________________

4)       Proposed maximum aggregate value of transaction: ______________________________________

5)       Total fee paid: _______________________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
         and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid: _______________________________________________________________

2)       Form, Schedule or Registration Statement No.: _________________________________________

3)       Filing Party: _________________________________________________________________________

4)       Date Filed: ___________________________________________________________________________

                        NATIONWIDE SEPARATE ACCOUNT TRUST
                                 1200 River Road
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331



December 27, 2000



Dear Nationwide Small Cap Growth Fund Shareholders:

The enclosed information statement details a recent subadviser change for the Nationwide Small Cap Growth Fund (the "Fund"), a series of Nationwide Separate Account Trust (the "Trust"). Specifically, the Trust's Board of Trustees has selected Waddell & Reed Investment Management Company ("Waddell & Reed"), to manage a portion of the Fund, replacing Franklin Advisers, Inc. ("Franklin"). The change was effective October 1, 2000. The Fund has an exemptive order from the U.S. Securities and Exchange Commission that allows this change to be made without shareholder approval. The order instead requires that this information statement be sent to you.

The Board replaced Franklin upon the recommendation of Villanova Mutual Fund Capital Trust, the Fund's investment adviser (the "Adviser"). This recommendation was based on several factors, including:

         o Franklin's reaching its capacity to manage small cap growth stocks of the type invested in by the Fund;
         o The portion of the Fund's portfolio managed by Franklin periodically being invested in securities or levels of cash which the Adviser believed were not consistent with the Fund's investment strategy; and
         o Waddell & Reed's experience and success in managing other small cap growth funds and accounts.

Please read the enclosed document for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,



/s/ KEVIN S. CROSSETT
----------------------------------

Kevin S. Crossett
Secretary, Nationwide Separate Account Trust

                        NATIONWIDE SMALL CAP GROWTH FUND

                  A Series of Nationwide Separate Account Trust
                                 1200 River Road
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT


The Board of Trustees of Nationwide Separate Account Trust (the "Board of Trustees") is furnishing this Information Statement to all owners of variable annuity contracts or variable life insurance policies ("Contract Owners") issued by Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company (collectively, "Nationwide") who are entitled to give voting instructions to the shareholders of the Nationwide Small Cap Growth Fund (the "Fund"), a series of Nationwide Separate Account Trust (the "Trust"). The Information Statement is being provided in lieu of a proxy statement pursuant to the terms of an exemptive order the Trust received from the U.S. Securities and Exchange Commission. The exemptive order permits the Fund's investment adviser to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees, but without obtaining shareholder approval, provided, among other things, the Fund sends its shareholders (or, in this case, the Contract Owners who have selected the Fund as an investment option) an information statement describing a new subadviser within 90 days of hiring such subadviser.


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


          This Information Statement will be mailed to Contract Owners on or about December 29, 2000.


INTRODUCTION

The Fund is one investment portfolio or series of the Trust. The Trust, on behalf of the Fund, initially entered into an Investment Advisory Agreement with Nationwide Advisory Services, Inc. ("NAS") on May 1, 1999; on September 1, 1999, the investment advisory services being performed by NAS for the Fund were transferred to Villanova Mutual Fund Capital Trust (the "Adviser"), an entity under common control with NAS. Shareholder approval was not required in order to transfer the investment advisory services from NAS to the Adviser because such transfer did not result in a change in the actual control or management of the Fund's investment adviser. Pursuant to the Investment Advisory Agreement, the Adviser selects the subadvisers for and/or manages the investments of the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board of Trustees. The Adviser selects subadvisers it believes will provide the Fund with high quality investment services consistent with the Fund's investment objectives. The Adviser is responsible for the overall monitoring of the Fund's subadviser(s).

One of the current subadvisers for the Fund is Waddell & Reed Investment Management Company ("Waddell & Reed"). Waddell & Reed began serving as a subadviser on October 1,

2000, following a decision by the Board of Trustees to (1) approve a new subadvisory agreement with Waddell & Reed; and (2) terminate the Fund's then current subadvisory agreement with Franklin Advisers, Inc. ("Franklin"). The decision by the Board of Trustees to replace Franklin with Waddell & Reed, as well as other important information, is described in more detail below.

RECOMMENDATION TO REPLACE SUBADVISERS

As part of the Adviser's duties to select and supervise the Fund's subadvisers, the Adviser is responsible for communicating performance expectations and evaluations to the subadvisers and recommending to the Board of Trustees whether a subadviser's contract with the Trust should be renewed, modified or terminated. The Adviser periodically provides written reports to the Board of Trustees describing the results of its evaluation and monitoring functions. Prior to the transfer of the Investment Advisory Agreement, NAS provided these services to the Fund.


In response to questions from the Adviser Franklin informed the Adviser that because it was managing a substantial amount of small cap growth assets, Franklin was reaching its capacity to effectively manage its portion of the Fund. Franklin stated that these capacity issues were due to the limited size of the small cap growth securities market and the limitations placed on Franklin's ability to take positions in any one particular small cap growth security. As a result, the portion of the Fund's portfolio managed by Franklin periodically was invested in securities or had levels of cash which the Adviser believed were not consistent with the Fund's investment strategy. This situation prompted the Adviser to review more closely the performance of Franklin and its overall management of that portion of the Fund assigned to it. As a result of this review, which was undertaken as part of the Adviser's responsibility to make recommendations about the Fund's subadvisers to the Board of Trustees, the Adviser decided to recommend that the subadvisory agreement with Franklin be terminated because the Adviser was concerned about Franklin's ability to conform to the Fund's investment strategy.


Upon completion of its analysis of Franklin, the Adviser reviewed possible replacements and decided to recommend that Waddell & Reed replace Franklin. The Adviser based its decision to recommend Waddell & Reed on a number of factors, including Waddell & Reed's experience and past performance in managing small cap growth investments and the Adviser's belief that Waddell & Reed's investment style will complement that of the other subadvisers to the Fund.

BOARD OF TRUSTEES' CONSIDERATIONS


At a regular meeting of the Board of Trustees on August 8, 2000, the Board of Trustees reviewed the Adviser's recommendations to terminate the subadvisory agreement with Franklin and to hire Waddell & Reed as a subadviser. The Board of Trustees reviewed a report that described in detail the basis for such recommendations and also reviewed the proposed subadvisory agreement with Waddell & Reed. Specifically the Board of Trustees was informed that Waddell & Reed is a subsidiary of Waddell & Reed Financial, Inc. which was originally founded in 1937. The Board reviewed Waddell & Reed's investment philosophy for, and the amount of assets managed in the small cap growth style, as well as the good performance that Waddell & Reed has achieved in the style.

Having carefully considered the Adviser's recommendations and the reasons for them, the Board of Trustees, including a majority of the Trustees who were not interested persons of the Adviser, Franklin or Waddell & Reed, approved the termination of the subadvisory agreement with Franklin and the appointment of Waddell & Reed to serve as a new subadviser to the Fund. The termination of the subadvisory agreement with Franklin and the appointment of Waddell & Reed as a subadviser both took effect on October 1, 2000. The Board of Trustees also approved the form of the subadvisory agreement among the Adviser, the Trust (acting on behalf of the Fund) and Waddell & Reed. In doing so, the Board of Trustees found that the compensation payable under the subadvisory agreement with Waddell & Reed was fair and reasonable in light of the services to be provided and the expenses to be assumed by Waddell & Reed under such agreement.

COMPARISON OF SUBADVISORY AGREEMENTS


The subadvisory agreement with Waddell & Reed (the "New Agreement") is the same in all material respects as the subadvisory agreement with Franklin (the "Former Agreement"), including the fees payable thereunder, which will remain at 0.60% of the assets managed by Waddell & Reed. The Former Agreement took effect on May 1, 1999, and was approved by the Fund's initial shareholder on May 1, 1999. The Former Agreement has not been submitted for shareholder approval since then.


The Former Agreement had a two-year term and would have continued automatically for successive one-year terms provided that its continuance was approved annually by the Board of Trustees. The New Agreement is the same except that its two year initial term began on October 1, 2000. Each Agreement can be terminated on 60 days' notice and both terminate automatically if they are assigned to anyone else.

The Adviser's responsibilities under the Former Agreement and the New Agreement are substantially the same. Under each Agreement, the Adviser is responsible for assigning a portion of the Fund's assets to the subadviser and for overseeing the review of the performance of the subadviser. The duties of Waddell & Reed under the New Agreement are the same as the duties required of Franklin under the Former Agreement. Waddell & Reed is required to manage the portion of the Fund's portfolio allocated to it (which constitutes approximately 38% of the Fund's portfolio at this time) in accordance with the Fund's investment objective and policies, subject to the supervision and control of the Adviser and the Board of Trustees.

The brokerage provisions of the Former Agreement and the New Agreement are the same in all material respects. Under the Former Agreement, Franklin was authorized to purchase and sell securities on behalf of the Fund through brokers or dealers and to negotiate commissions to be paid on such transactions. In doing so, Franklin was required to use reasonable efforts to obtain the most favorable price and execution available but was permitted, subject to certain limitations, to pay brokerage commissions that were higher than what another broker might have charged in return for brokerage and research services. The New Agreement contains provisions that are the same in all material respects.

The provisions of the Former Agreement and the New Agreement relating to indemnification by and the liability of the subadviser are substantially the same. Under the Former Agreement, Franklin and its affiliates and controlling persons could not be held liable for any error of judgement or mistake of law to the Adviser, the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance, bad faith or gross negligence on the part of Franklin or reckless disregard of its duties under the Former Agreement. The Former Agreement provided that nothing in such Agreement, however, relieved Franklin from any of its obligations under federal and state securities laws and other applicable law. The New Agreement contains provisions that are substantially the same.

Franklin was required under its Former Agreement to indemnify the Adviser, the Trust, the Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Franklin's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law. The New Agreement contains provisions that are substantially the same. Each of the Former Agreement and the New Agreement contains provisions pursuant to which the Adviser is required to indemnify the subadviser in certain circumstances.

The foregoing description of the Former Agreement and the New Agreement is only a summary and is qualified in its entirety by reference to the text of the full agreements. Copies of the Former Agreement and the New Agreement are on file with the Commission. Copies of the Former Agreement and the New Agreement are available 1) in person at the Commission's Public Reference Room in Washington, DC; 2) by mail at the Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-6009 or 3) at the Commission's website - http:// www.sec.gov.


OTHER INFORMATION ABOUT WADDELL & REED


Waddell & Reed, located at 6300 Lamar Avenue, Overland Park, Kansas 66202, is an indirect, wholly owned subsidiary of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202, a publicly held company. Originally founded in 1937, Waddell & Reed, Inc. offers a broad array of investment products and, through its subsidiary Waddell & Reed, provides investment advice to both registered investment companies and separate accounts. As of August 31, 2000, Waddell & Reed had in excess of $39 billion in assets under management.


The following table sets forth the name, address and principal occupation of the principal executive officer and each of the Directors of Waddell & Reed.

---------------------------------- ------------------------------------------ ----------------------------------------
NAME                               TITLE WITH WADDELL & REED                  PRINCIPAL OCCUPATION AND ADDRESS*
---------------------------------- ------------------------------------------ ----------------------------------------
Keith Albert Tucker                Director                                   Chairman of Waddell & Reed Financial,
                                                                              Inc.
---------------------------------- ------------------------------------------ ----------------------------------------
Robert Lee Hechler                 Executive Vice President, Treasurer,       President and Chief Executive Officer
                                   Director and Chief Financial Officer       of Waddell & Reed, Inc.
---------------------------------- ------------------------------------------ ----------------------------------------
Henry John Herrmann                Director, President, Chief Executive       President and Chief Executive Officer
                                   Officer, and Chief Investment Officer      of Waddell & Reed
---------------------------------- ------------------------------------------ ----------------------------------------


*Unless otherwise indicated, all of the above individuals can be contacted at 6300 Lamar Avenue, Overland Park, Kansas 66202.


Waddell & Reed currently serves as investment adviser to three other series of investment companies that have investment objectives similar to those of the Fund. The net assets and investment advisory fees as of November 30, 2000, for the three other investment companies are set forth in the following table:

---------------------------------------- -------------------------------------- --------------------------------------
                 Fund                                 Net Assets                           Advisory Fees*
---------------------------------------- -------------------------------------- --------------------------------------
Waddell & Reed Advisors Small Cap                    $388 million               0.85% of the first $1 billion,  0.83%
Fund, Inc.                                                                      of the  second $1  billion,  0.80% of
                                                                                the  third $1  billion,  and 0.76% of
                                                                                the Fund's  average  daily net assets
                                                                                in excess of $3 billion
---------------------------------------- -------------------------------------- --------------------------------------
Small Cap Growth Fund, one series of                 $582 million               0.85% of the first $1 billion, 0.83%
W&R Funds, Inc.                                                                 of the second $1 billion, 0.80% of
                                                                                the third $1 billion, and 0.76% of
                                                                                the Fund's average daily net assets
                                                                                in excess of $3 billion
---------------------------------------- -------------------------------------- --------------------------------------
Small Cap Portfolio, one series of W&R               $332 million               0.85% of the first $1 billion, 0.83%
Target Funds, Inc.                                                              of the second $1 billion, 0.80% of
                                                                                the third $1 billion, and 0.76% of
                                                                                the Fund's average daily net assets
                                                                                in excess of $3 billion
---------------------------------------- -------------------------------------- --------------------------------------

-------------------
*Calculated as an annual percentage of the Fund's average daily nets assets.


MORE ABOUT FEES AND EXPENSES

The Fund pays the Adviser an investment advisory fee at the annual rate of 1.10% of the Fund's average daily net assets. The Adviser has agreed to voluntarily waive all or part of its fees and reimburse Fund expenses in order to limit the Fund's total operating expenses to not more than 1.30% of the Fund's average daily net assets on an annual basis. During its first fiscal period ended December 31, 1999, the Adviser was entitled to receive from the Fund advisory fees in the amount of $47,647, all of which was waived or reimbursed. This fee waiver is voluntary and may be terminated at any time. Without waivers or reimbursements, total Fund expenses would have been 3.40% for the fiscal period ended December 31, 1999.

NAS and the Trust (acting on behalf of the Fund) entered into the Former Agreement with Franklin pursuant to which Franklin managed a portion of the Fund's assets as allocated to it by the Fund's investment adviser in accordance with the Fund's investment objective and policies. Franklin made investment decisions for the Fund and purchased and sold securities for the Fund. For the investment management services it provided to the Fund, Franklin received a fee from the Adviser in an amount equal to 0.60% on the Fund's assets which it managed. During the fiscal period ended December 31, 1999, the Adviser paid Franklin a total of $25,989. If Waddell & Reed had been a subadviser for the Fund for the fiscal period ended December 31, 1999, it would have earned the same subadvisory fees.

ADDITIONAL INFORMATION


As of December 18, 2000, the Fund had issued and outstanding 5,544,858 shares of beneficial interest ("shares"). As of that date, to the Trust's knowledge, the following are the only persons who had or shared voting or investment power over more than 5% of the outstanding shares of the Fund:

                                            Amount and Nature of
         Name and Address                Voting and Investment Power
         ----------------                ---------------------------

Nationwide Variable Account-9 of         Shared voting and investment power over
Nationwide Life Insurance Company        4,102,944 shares of the Fund representing
One Nationwide Plaza                     73.996% of the Fund's outstanding shares.
Columbus, Ohio 43215

Nationwide Variable Account-II of        Voting and investment power over 589,609
Nationwide Life Insurance Company        shares of the Fund representing 10.633% of the
One Nationwide Plaza                     Fund's outstanding shares.
Columbus, Ohio 43215

Nationwide VLI Separate Account-4 of     Voting and investment power over 310,698
Nationwide Life Insurance Company        shares of the Fund representing 5.603% of the
One Nationwide Plaza                     Fund's outstanding shares.
Columbus, Ohio  43215


As of December 18, 2000, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund.


Although Contract Owners are not being asked to vote on the replacement of Franklin with Waddell & Reed, the Trust is required by the rules of the Commission to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the

Fund as an underlying mutual fund option. Contract Owners do not vote on such matters directly because they are not shareholders of the Fund, but they will be asked in the proxy statement to give voting instructions to those separate accounts of Nationwide that are shareholders of the Fund. These separate accounts will then vote the shares of the Fund attributable to the Contract Owners in accordance with the voting instructions received from the Contract Owners. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to the Fund's shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Because the Fund is sold as an underlying mutual fund option in variable annuity and insurance products, the Fund has no principal underwriter. However, NAS provides marketing and wholesaling at no cost to the Fund. Villanova SA Capital Trust, an affiliate of the Adviser and NAS, serves as the Fund's administrator. The address for the Adviser and Villanova SA Capital Trust is 1200 River Road, Conshohocken, Pennsylvania 19428. The address for NAS is One Nationwide Plaza, Columbus, Ohio 43215.

No officer or Trustee of the Trust is an officer, employee, or director of Waddell & Reed, nor do any such officers or Trustees own securities issued by Waddell & Reed or have any other material direct or indirect interest in Waddell & Reed.

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND SEMI-ANNUAL REPORT TO SHAREHOLDERS SUCCEEDING THE ANNUAL REPORT, UPON REQUEST. SUCH REQUEST MAY BE MADE EITHER BY WRITING TO THE TRUST AT THE ADDRESS CONTAINED ON THE FIRST PAGE OF THIS INFORMATION STATEMENT OR BY CALLING TOLL-FREE (800) 848-0920. THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT WILL BE MAILED TO YOU BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF RECEIPT OF YOUR REQUEST.


                                         By Order of the Board of Trustees,



                                         /s/ KEVIN S. CROSSETT
                                         ----------------------------
                                         Kevin S. Crossett, Secretary


December 27, 2000








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